Exhibit 99.1

Bright Health Group Continues to Make Significant Progress Towards ACA Insurance Business Wind-Down
•Medical claims runout is estimated to be over 98% complete and continues to track with prior forecasts
•Completed payments to fully satisfy risk adjustment obligations in seven states
•Enters into repayment agreements with CMS and four states to fully satisfy all remaining risk adjustment obligations over the next 18 months

MINNEAPOLIS – September 19, 2023 – Bright Health Group, Inc. (“Bright Health” or the “Company”) (NYSE: BHG), the technology enabled, value-driven healthcare company, today announced it continues to make progress on the wind-down of its ACA insurance business.

The Company has made significant progress paying down its medical claims obligations and is on track with prior forecasts. As of the end of August, the Company believes that its claims runout is over 98% complete.

Bright Health’s final risk adjustment obligations across its ACA insurance business markets were consistent with expectations at year-end 2022 and the end of the Second Quarter 2023. As of today, Bright Health has paid $1.5 billion to the Centers for Medicare & Medicaid Services (“CMS”), which represents 80% of its final ACA insurance business risk adjustment obligations.

Bright Health also announced that its insurance subsidiaries in Colorado, Florida, Illinois and Texas have entered into repayment agreements for a principal amount of $380 million with CMS with respect to the unpaid amount of the risk adjustment obligations. The principal amount of the repayment agreements is due in 18 months and bears interest at 11.5%. Exclusive of its obligations under the repayment agreements, Bright Health expects to have approximately $105 million in excess cash surplus in Colorado, Florida, Illinois and Texas, after reserving for expected medical costs and other anticipated wind-down expenses. The Company further expects to recover approximately $115 million in regulatory capital surplus in its other markets, subject to final claims runout and regulatory approval. Together, this results in an estimated net risk adjustment obligation of $160 million, before interest costs, after applying estimated excess cash reserves and regulatory capital surplus against the outstanding principal amount under the repayment agreements. The Company intends to use a portion of the proceeds from the pending sale of its California Medicare Advantage business to pay any remaining amounts due under the repayment agreements.

Today’s update on the ACA insurance business wind-down follows the announcement on August 7th of a $60 million credit facility with New Enterprise Associates and permanent waiver of default on the prior bank credit facility, which are expected to support the capital needs of the Company through the pending close of the California Medicare Advantage business sale.

About Bright Health Group

Bright Health Group is a technology enabled, value-driven healthcare company that organizes and operates networks of affiliate care providers to be successful at managing population risk. We focus on serving aging and underserved consumers that have unmet clinical needs through our Fully Aligned Care Model in Florida, Texas and California, some of the largest markets in healthcare where 26% of the U.S. aging population call home. We believe everyone should have access to personal, affordable, and high-

quality healthcare. Our mission is to Make healthcare right. Together. For more information, visit www.brighthealthgroup.com.

Forward-Looking Statements

Statements made in this release that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements and should be evaluated as such. Forward-looking statements include any statement or information concerning possible or assumed future results of operations, including descriptions of our business plan and strategies. These statements often include words such as “anticipate,” “expect,” “plan,” “believe,” “intend,” “project,” “forecast,” “estimates,” “projections,” “outlook,” “ensure,” and other similar expressions. These forward-looking statements include any statements regarding our plans and expectations with respect to Bright Health Group, Inc. Such forward-looking statements are subject to various risks, uncertainties and assumptions. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. Factors that might materially affect such forward-looking statements include: our ability to continue as a going concern; our ability to comply with the terms of our credit facilities, including financial covenants, both during and after any applicable waiver period, and/or obtain any additional waivers of any terms of our credit facilities to the extent required; our ability to sell our Medicare Advantage business in California on acceptable terms, including our ability to receive the proceeds thereof in a manner that would alleviate our current financial position; the failure to satisfy or obtain a waiver of any closing condition in our agreement to sell our Medicare Advantage business in California to Molina Healthcare, Inc. (the “Molina Purchase Agreement”); our ability to comply with the terms of the Molina Purchase Agreement; whether our new credit facility will satisfy our working capital needs pending the closing of our sale of our Medicare Advantage business in California; our ability to comply with the terms of the risk adjustment repayment agreements; our ability to obtain any additional short or long term debt or equity financing needed to operate our business; our ability to quickly and efficiently wind down our Individual and Family Plan businesses and Medicare Advantage businesses outside of California, including by satisfying liabilities of those businesses when due and payable; potential disruptions to our business due to our corporate restructuring and resulting headcount reduction; our ability to accurately estimate and effectively manage the costs relating to changes in our businesses offerings and models; a delay or inability to withdraw regulated capital from our subsidiaries; a lack of acceptance or slow adoption of our business model; our ability to retain existing consumers and expand consumer enrollment; our and our Care Partner’s abilities to obtain and accurately assess, code, and report risk adjustment factor scores; our ability to contract with care providers and arrange for the provision of quality care; our ability to accurately estimate our medical expenses, effectively manage our costs and claims liabilities or appropriately price our products and charge premiums; our ability to obtain claims information timely and accurately; the impact of the ongoing COVID-19 pandemic on our business and results of operations; the risks associated with our reliance on third-party providers to operate our business; the impact of modifications or changes to the U.S. health insurance markets; our ability to manage the growth of our business; our ability to operate, update or implement our technology platform and other information technology systems; our ability to retain key executives; our ability to successfully pursue acquisitions and integrate acquired businesses; the occurrence of severe weather events, catastrophic health events, natural or man-made disasters, and social and political conditions or civil unrest; our ability to prevent and contain data security incidents and the impact of data security incidents on our members, patients, employees and financial results; our ability to comply with requirements to maintain effective internal controls; our ability to adapt to the new risks associated with our expansion into ACO Reach; and the other factors set forth under the heading “Risk Factors” in the Company’s reports on Form 10-K, Form 10-Q, and Form 8-K (including all amendments to those reports) and our other filings with the SEC. Except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason after the date of this release to conform these statements to actual results or changes in our expectations.

Investor Contact:
Stephen Hagan
IR@brighthealthgroup.com

Media Contact:
media@brighthealthgroup.com